Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

INTELLIGENT PROTECTION MANAGEMENT CORP.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.001 par value per share	(1)	Other	9,000,000	$1.75	$15,750,000.00	0.0001381	$2,175.08

Total Offering Amounts:							$15,750,000.00		2,175.08
Total Fees Previously Paid:
Total Fee Offsets:									2,175.08
Net Fee Due:									$0.00

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Offering Note(s)

(1)	Represents 9,000,000 shares of common stock, par value $0.001 per share, of Intelligent Protection Management Corp. (the “Company”) registered for resale by the selling stockholder named in this Registration Statement, issuable upon conversion of the Company’s Series A Non-Voting Common Equivalent Stock. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers any additional shares of the Company’s common stock that become issuable as a result of any stock split, stock dividend, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the outstanding shares of common stock.

Estimated pursuant to Rule 457(c) solely for purposes of calculating the registration fee. The price is calculated on the basis of the average of the high and low prices of the Company’s shares of common stock on March 11, 2026, as reported on the Nasdaq Capital Market.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)
Fee Offset Claims	Intelligent Protection Management Corp.	(1)	S-3	333-260063	10/05/2021		$2,175.08	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$39,875,000.00	$
Fee Offset Sources	Intelligent Protection Management Corp.	(2)	S-3	333-260063		10/05/2021							2,175.08

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Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	The Company previously filed a Registration Statement on Form S-3 with the Securities and Exchange Commission on October 5, 2021 (File No. 333-260063) (the “Prior Registration Statement”), which was declared effective on October 14, 2021, that registered an aggregate of $50,000,000 of an indeterminate amount of newly issued securities to be offered by the Company from time to time, $39,875,000 of which remains unsold as of the date of filing of this Registration Statement (the “Unsold Securities”). The Company hereby confirms that the offering of the Unsold Securities has been terminated.

The Company expects to offset the registration fee due hereunder by an amount of fees that was previously paid with respect to the Unsold Securities covered by the Prior Registration Statement pursuant to Rule 457(p) under the Securities Act. The Company previously paid a registration fee of $4,635.00 in connection with the filing of the Prior Registration Statement of which $3,696.41 relates to the Unsold Securities. On March 17, 2026, the Company paid a registration fee of $338.35 in connection with the filing of a Registration Statement on Form S-8, which fee was offset from fees previously paid in connection with the Unsold Securities covered by the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the Company hereby offsets the total registration fee due under this Registration Statement of $2,175.08 from the fees previously paid in connection with the Unsold Securities covered by the Prior Registration Statement, with $1,182.99 remaining to be applied to future filings. Accordingly, no additional registration fee is being paid in connection with the filing of this Registration Statement.

Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(2)	The Company expects to offset the registration fee due hereunder by an amount of fees that was previously paid with respect to the Unsold Securities covered by the Prior Registration Statement pursuant to Rule 457(p) under the Securities Act. The Company previously paid a registration fee of $4,635.00 in connection with the filing of the Prior Registration Statement of which $3,696.41 relates to the Unsold Securities. On March 17, 2026, the Company paid a registration fee of $338.35 in connection with the filing of a Registration Statement on Form S-8, which fee was offset from fees previously paid in connection with the Unsold Securities covered by the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the Company hereby offsets the total registration fee due under this Registration Statement of $2,175.08 from the fees previously paid in connection with the Unsold Securities covered by the Prior Registration Statement, with $1,182.99 remaining to be applied to future filings. Accordingly, no additional registration fee is being paid in connection with the filing of this Registration Statement.